Exhibit 99.1

    Susquehanna Bancshares, Inc. Announces Second Quarter Results

    LITITZ, Pa.--(BUSINESS WIRE)--July 24, 2007--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the second quarter of 2007 was $9.8 million, or $0.19 per diluted share, compared to $19.3 million, or $0.38 per diluted share, for the second quarter 2006. Net income for the first six months of 2007 was $30.5 million, or $0.59 per share, compared to $37.0 million, or $0.76 per share for the first half of 2006. Excluding the $11.8 million pre-tax charge related to Susquehanna's investment restructuring program, net income for the second quarter of 2007 and the first six months of 2007 were $17.5 million and $38.2 million, respectively. Additionally, diluted earnings per share for the same periods were $0.34 and $0.73, respectively.

    Second Quarter Financial Highlights:



-- As announced earlier this month, Susquehanna completed a restructuring of its bank investment portfolio, which was meant to reduce administrative costs, improve the yield on the portfolio, and enhance related net interest margin and net interest income. The restructuring involved the sale of $233 million in available-for-sale securities, or approximately 16% of Susquehanna's total investment portfolio. The sold securities had a weighted average yield of 3.76%, and the proceeds were reinvested in securities with an expected yield of 5.75%. The restructuring resulted in a pre-tax charge of $11.8 million in June 2007.

-- Net loans and leases, excluding securitizations, grew 5% from June
    30, 2006.
     -- Commercial loans increased 15% to $1.1 billion at June 30,
      2007.

-- Total deposits increased 1% to $6.0 billion from June 30, 2006.

-- Net interest margin for the second quarter decreased 22 basis points to 3.67% compared to 3.89% for the second quarter of 2006.

-- Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2007 were 0.14% compared to 0.05% for the second quarter of 2006.

-- Wealth management fee income increased 11% to $8.1 million from $7.3 million in the second quarter of 2006. Commission income from property and casualty insurance sales increased 6% to $2.9 million from $2.8 million for the same period.


    Equity capital was $945 million at June 30, 2007 or $18.11 per share, compared to $905 million, or $17.47 per share at June 30, 2006.

    Return on average assets and average tangible equity(1) for the second quarter of 2007 finished at 0.48% and 6.96%, respectively. This compared to results of 0.97% and 14.43%, for the same measurements, respectively for the second quarter of 2006.

    (1)A non-GAAP-based financial measure. The most comparable
GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

    Linked Quarter Highlights (Second Quarter 2007 vs. First Quarter
2007)



-- Net loans and leases, excluding securitizations, grew 3% from March
    31, 2007.
     -- Commercial loans increased 6% to $1.1 billion from March 31,
      2007.

-- Total deposits decreased 1% to $6.0 billion from March 31, 2007.
     -- Noninterest-bearing deposits grew 1% to $911 million from March 31, 2007.

-- Net interest margin remained unchanged at 3.67% compared to the first quarter of 2007.


    Additional Activity:



-- On May 1, Susquehanna announced the signing of an agreement to acquire Community Banks, Inc., and the acquisition process is proceeding on schedule. Susquehanna projects that the acquisition will be completed on or about November 16, 2007. A Transition Team is overseeing the work of more than 60 sub-committees that are addressing specific initiatives. Major projects include filing necessary applications, outlining the planned management structure of the combined banks, and reviewing the branch network, operations and product lineup of both banks.


    "In spite of the challenging interest rate environment that the banking industry has been facing recently, I am pleased to report that we maintained our net interest margin from the first to the second quarter of 2007. In addition, we completed an investment restructuring that is expected to improve the yield on our portfolio going forward," said William J. Reuter, Chairman, President and Chief Executive Officer. "We are making good progress on our plans to acquire Community Banks, Inc. With the completion of this acquisition, Susquehanna will have assets of more than $12 billion and a significantly expanded branch network in the Mid-Atlantic region. The combination of financial strength, market share leadership and broad business lines created by this merger should benefit both our customers and our shareholders."

    Susquehanna will broadcast its second quarter 2007 results conference call over the Internet on July 25, 2007 at 11:00 a.m. Eastern time. The conference call will include management's discussion of second quarter 2007 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site. The event may be accessed by selecting "Investor Relations" at the bottom right of the home page and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

    Susquehanna Bancshares, Inc., is a financial services holding company with assets of $8.3 billion. It includes three commercial banks that provide financial services at 164 branch locations and 170 ATM locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services. Susquehanna also operates an insurance and employee benefits company, a commercial finance company, and a vehicle leasing company. For more information, please visit www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
                                                     Six Months
                                               -----------------------
                          2Q07        2Q06        2007        2006
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,411,229  $1,257,209  $1,411,229  $1,257,209
Loans and leases        5,574,858   5,743,859   5,574,858   5,743,859
Allowance for loan &
 lease losses (ALLL)       61,871      60,138      61,871      60,138
Total assets            8,313,609   8,256,165   8,313,609   8,256,165
Deposits                5,979,281   5,917,311   5,979,281   5,917,311
Short-term borrowings     440,672     360,430     440,672     360,430
FHLB borrowings           460,034     621,949     460,034     621,949
Long-term debt            222,035     222,556     222,035     222,556
Shareholders' equity      945,140     904,929     945,140     904,929

Stated Book Value per
 Share                      18.11       17.47       18.11       17.47
Tangible Book Value
 per Share                  11.28       10.66       11.28       10.66

Average Balance Sheet
Investments             1,456,918   1,291,604   1,461,708   1,241,983
Loans and leases        5,470,859   5,513,312   5,484,373   5,375,932
Total earning assets    7,028,522   6,880,914   7,037,801   6,692,150
Total assets            8,202,823   7,964,471   8,198,518   7,705,330
Deposits                5,998,428   5,741,424   5,957,425   5,509,621
Short-term borrowings     363,651     290,603     352,302     298,817
FHLB borrowings           432,975     625,979     487,468     659,285
Long-term debt            222,090     212,741     222,159     192,849
Shareholders' equity      945,974     873,274     942,473     827,465

Income Statement
Net interest income        63,437      66,109     126,485     125,847
Provision for loan and
 lease losses               1,933       1,275       3,933       3,950
Noninterest income         19,151      32,078      53,431      61,929
Noninterest expense        67,342      68,394     132,190     129,354
Income before taxes        13,313      28,518      43,793      54,472
Income taxes                3,495       9,178      13,249      17,431
Net income                  9,818      19,340      30,544      37,041
Basic earnings per
 share                       0.19        0.38        0.59        0.76
Diluted earnings per
 share                       0.19        0.38        0.59        0.76
Cash dividends paid
 per share                   0.25        0.24        0.50        0.48

Asset Quality
Net charge-offs (NCO)      $1,851        $650      $4,705      $3,040
Nonaccrual loans &
 leases                    30,309      16,816      30,309      16,816
Restructured loans          1,997       2,393       1,997       2,393
OREO                        4,587       2,530       4,587       2,530
Total nonperforming
 assets (NPA)              36,893      21,739      36,893      21,739
Loans & leases 90 days
 past due                   8,053       8,735       8,053       8,735


                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543


RATIO ANALYSIS            2Q07        2Q06        2007        2006
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.14%       0.05%       0.17%       0.11%
NPA / Loans & leases &
 OREO                        0.66%       0.38%       0.66%       0.38%
ALLL / Nonperforming
 loans & leases            191.52%     313.07%     191.52%     313.07%
ALLL / Total loans &
 leases                      1.11%       1.05%       1.11%       1.05%

Capital Adequacy
Equity / Assets             11.37%      10.96%      11.37%      10.96%
Long-term debt /
 Equity                     23.49%      24.59%      23.49%      24.59%

Profitability
Return on average
 assets                      0.48%       0.97%       0.75%       0.97%
Return on average
 equity                      4.16%       8.88%       6.54%       9.03%
Return on average
 tangible equity (1)         6.96%      14.43%      10.79%      14.14%
Net interest margin          3.67%       3.89%       3.67%       3.83%
Efficiency ratio            80.75%      69.19%      72.83%      68.47%
Efficiency ratio
 excluding Hann (1)         79.08%      64.09%      70.70%      63.03%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

Return on average
 equity (GAAP basis)         4.16%       8.88%       6.54%       9.03%
Effect of excluding
 average intangible
 assets and related
 amortization                2.80%       5.55%       4.25%       5.11%
Return on average
 tangible equity             6.96%      14.43%      10.79%      14.14%

Efficiency ratio excluding Hann is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is the efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effect of our auto leasing subsidiary, Hann. Management believes this to be a preferred measure because it excludes the volatility of vehicle residual values and vehicle delivery and preparation expense of Hann and provides better visibility into our core business activities. A reconciliation of efficiency ratio to efficiency ratio excluding Hann is set forth below.

Efficiency ratio (GAAP
 basis)                     80.75%      69.19%      72.83%      68.47%
Effect of excluding
 Hann                        1.67%       5.10%       2.13%       5.44%
Efficiency ratio
 excluding Hann             79.08%      64.09%      70.70%      63.03%




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS


                                   June 30,   December 31,  June 30,
                                     2007         2006        2006
                                  (unaudited)              (unaudited)
                                  ----------- ------------ -----------
                                   (in thousands, except share data)
Assets
  Cash and due from banks           $198,899     $194,785    $203,151
  Unrestricted short-term
   investments                        99,634       70,996      48,551
                                  ----------- ------------ -----------
    Cash and cash equivalents        298,533      265,781     251,702
  Restricted short-term
   investments                           214       33,533      29,086
  Securities available for sale    1,406,342    1,397,420   1,250,948
  Securities held to maturity
   (fair values approximate
   $4,887, $6,146, and $6,261)         4,887        6,146       6,261
  Loans and leases, net of
   unearned income                 5,574,858    5,560,997   5,743,859
    Less: Allowance for loan and
     lease losses                     61,871       62,643      60,138
                                  ----------- ------------ -----------
        Net loans and leases       5,512,987    5,498,354   5,683,721
                                  ----------- ------------ -----------
  Premises and equipment, net        107,334      106,305     106,410
  Foreclosed assets                    4,587        1,544       2,530
  Accrued income receivable           32,075       31,044      28,869
  Bank-owned life insurance          267,788      264,398     259,502
  Goodwill                           338,284      335,005     332,095
  Intangible assets with finite
   lives                              17,846       19,092      20,641
  Investment in and receivables
   from unconsolidated entities      161,445      121,663     147,317
  Other assets                       161,287      144,849     137,083
                                  ----------- ------------ -----------
        Total assets              $8,313,609   $8,225,134  $8,256,165
                                  =========== ============ ===========

Liabilities and Shareholders'
 Equity
  Deposits:
    Demand                          $911,383     $959,654  $1,019,976
    Interest-bearing demand        2,126,459    2,004,596   1,839,089
    Savings                          445,333      477,447     540,011
    Time                           1,592,165    1,528,298   1,646,010
    Time of $100 or more             903,941      907,594     872,225
                                  ----------- ------------ -----------
        Total deposits             5,979,281    5,877,589   5,917,311
  Short-term borrowings              440,672      401,964     360,430
  FHLB borrowings                    460,034      528,688     621,949
  Long-term debt                     150,031      150,036     150,041
  Junior subordinated debentures      72,004       72,244      72,515
  Accrued interest, taxes, and
   expenses payable                   36,394       54,800      61,919
  Deferred taxes                     146,485      145,825     122,132
  Other liabilities                   83,568       57,702      44,939
                                  ----------- ------------ -----------
        Total liabilities          7,368,469    7,288,848   7,351,236
                                  ----------- ------------ -----------

  Shareholders' equity:
    Common stock, $2.00 par
     value, 100,000,000 shares
     authorized; Issued:
     52,202,046 at June 30, 2007;
     52,080,419 at December 31,
     2006; and 51,798,970 at June
     30, 2006                        104,343      104,161     103,598
    Additional paid-in capital       348,897      345,840     339,796
    Retained earnings                510,344      505,861     484,659
    Accumulated other
     comprehensive loss, net of
     taxes of $(9,931);
     $(10,541); and $(12,451)        (18,444)     (19,576)    (23,124)
                                  ----------- ------------ -----------
        Total shareholders'
         equity                      945,140      936,286     904,929
                                  ----------- ------------ -----------
        Total liabilities and
         shareholders' equity     $8,313,609   $8,225,134  $8,256,165
                                  =========== ============ ===========




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
(In thousands, except per
 share data)                     2007      2006      2007      2006
                               --------- --------- --------- ---------
Interest Income:
  Loans and leases, including
   fees                        $102,795  $100,796  $205,240  $192,160
  Securities:
    Taxable                      15,571    12,549    31,036    23,396
    Tax-exempt                      426       187       812       363
    Dividends                       985       914     2,092     1,751
  Short-term investments          1,268       847     2,392     1,585
                               --------- --------- --------- ---------
    Total interest income       121,045   115,293   241,572   219,255
                               --------- --------- --------- ---------

Interest Expense:
  Deposits:
    Interest-bearing demand      16,466    12,243    32,864    22,860
    Savings                         940     1,324     2,053     1,946
    Time                         28,947    23,975    56,686    44,314
  Short-term borrowings           3,990     2,970     7,772     5,688
  FHLB borrowings                 3,960     5,559     9,129    13,012
  Long-term debt                  3,305     3,113     6,583     5,588
                               --------- --------- --------- ---------
    Total interest expense       57,608    49,184   115,087    93,408
                               --------- --------- --------- ---------
Net interest income              63,437    66,109   126,485   125,847
Provision for loan and lease
 losses                           1,933     1,275     3,933     3,950
                               --------- --------- --------- ---------
Net interest income, after
 provision for loan and lease
 losses                          61,504    64,834   122,552   121,897
                               --------- --------- --------- ---------

Noninterest Income:
  Service charges on deposit
   accounts                       7,181     6,592    13,656    11,648
  Vehicle origination,
   servicing, and
   securitization fees            3,888     5,150     7,906     9,155
  Asset management fees           4,792     4,633     9,403     9,401
  Income from fiduciary-
   related activities             1,755     1,531     3,343     3,025
  Commissions on brokerage,
   life insurance and annuity
   sales                          1,567     1,147     2,678     2,247
  Commissions on property and
   casualty insurance sales       2,941     2,762     7,033     7,109
  Income from bank-owned life
   insurance                      2,641     2,615     5,299     4,784
  Net gain on sale of loans
   and leases                     1,474     2,014     5,525     5,307
  Net loss on securities        (11,801)      (20)  (11,740)      (84)
  Other                           4,713     5,654    10,328     9,337
                               --------- --------- --------- ---------
    Total noninterest income     19,151    32,078    53,431    61,929
                               --------- --------- --------- ---------

Noninterest Expenses:
  Salaries and employee
   benefits                      34,840    32,531    69,116    62,505
  Occupancy                       5,703     5,135    11,774    10,284
  Furniture and equipment         2,912     2,821     5,809     5,306
  Advertising and marketing       2,808     3,764     4,633     5,822
  Amortization of intangible
   assets                           623       546     1,246       971
  Vehicle lease disposal          2,834     3,478     6,179     6,869
  Other                          17,622    20,119    33,433    37,597
                               --------- --------- --------- ---------
    Total noninterest expenses   67,342    68,394   132,190   129,354
                               --------- --------- --------- ---------
Income before income taxes       13,313    28,518    43,793    54,472
Provision for income taxes        3,495     9,178    13,249    17,431
                               --------- --------- --------- ---------
Net Income                       $9,818   $19,340   $30,544   $37,041
                               ========= ========= ========= =========

Earnings per share:
    Basic                         $0.19     $0.38     $0.59     $0.76
    Diluted                       $0.19     $0.38     $0.59     $0.76
Cash dividends                    $0.25     $0.24     $0.50     $0.48
Average shares outstanding:
    Basic                        52,124    50,697    52,111    48,796
    Diluted                      52,197    50,820    52,198    48,938




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY


Interest rates and interest differential-taxable equivalent basis

                     For the Three-month       For the Three-month
                          Period Ended              Period Ended
                         June 30, 2007             June 30, 2006
                   ------------------------- -------------------------
(Dollars in          Average            Rate   Average            Rate
 thousands)          Balance   Interest  (%)   Balance   Interest  (%)
------------------ ------------------------- -------------------------
Assets
Short-term
 investments         $100,745    $1,268 5.05    $75,998      $847 4.47
Investment
 securities:
    Taxable         1,415,256    16,556 4.69  1,272,836    13,462 4.24
    Tax-advantaged     41,662       655 6.31     18,768       289 6.18
                   ----------- --------      ----------- --------

   Total
    investment
    securities      1,456,918    17,211 4.74  1,291,604    13,751 4.27
                   ----------- --------      ----------- --------
Loans and leases,
 (net):
    Taxable         5,381,069   101,715 7.58  5,425,315    99,756 7.38
    Tax-advantaged     89,790     1,662 7.42     87,997     1,601 7.30
                   ----------- --------      ----------- --------

   Total loans and
    leases          5,470,859   103,377 7.58  5,513,312   101,357 7.37
                   ----------- --------      ----------- --------

Total interest-
 earning assets     7,028,522  $121,856 6.95  6,880,914  $115,955 6.76
                               --------                  --------
Allowance for loan
 and lease losses     (62,688)                  (59,150)
Other non-earning
 assets             1,236,989                 1,142,707
                   -----------               -----------

      Total assets $8,202,823                $7,964,471
                   ===========               ===========

Liabilities
Deposits:
    Interest-
     bearing
     demand        $2,133,308   $16,466 3.10 $1,824,434   $12,243 2.69
    Savings           457,442       940 0.82    527,067     1,324 1.01
    Time            2,502,428    28,947 4.64  2,413,185    23,975 3.98
Short-term
 borrowings           363,651     3,990 4.40    290,603     2,970 4.10
FHLB borrowings       432,975     3,960 3.67    625,979     5,559 3.56
Long-term debt        222,090     3,305 5.97    212,741     3,113 5.87
                   ----------- --------      ----------- --------

Total interest-
 bearing
 liabilities        6,111,894   $57,608 3.78  5,894,009   $49,184 3.35
                               --------                  --------
Demand deposits       905,250                   976,738
Other liabilities     239,705                   220,450
                   -----------               -----------

      Total
       liabilities  7,256,849                 7,091,197

Equity                945,974                   873,274
                   -----------               -----------

Total liabilities
 & shareholders'
 equity            $8,202,823                $7,964,471
                   ===========               ===========

Net interest
 income / yield on
 average earning
 assets                         $64,248 3.67              $66,771 3.89
                               ========                  ========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
 (continued)


Interest rates and interest differential-taxable equivalent basis

                   For the Six-month Period  For the Six-month Period
                             Ended                     Ended
                         June 30, 2007             June 30, 2006
                   ------------------------- -------------------------
(Dollars in          Average            Rate   Average            Rate
 thousands)          Balance   Interest  (%)   Balance   Interest  (%)
------------------ ------------------------- -------------------------
Assets
Short-term
 investments          $91,720    $2,392 5.26    $74,235    $1,585 4.31
Investment
 securities:
    Taxable         1,421,976    33,128 4.70  1,223,724    25,147 4.14
    Tax-advantaged     39,732     1,249 6.34     18,259       558 6.16
                   ----------- --------      ----------- --------

   Total
    investment
    securities      1,461,708    34,377 4.74  1,241,983    25,705 4.17
                   ----------- --------      ----------- --------
Loans and leases,
 (net):
    Taxable         5,396,899   203,121 7.59  5,297,370   190,371 7.25
    Tax-advantaged     87,474     3,260 7.52     78,562     2,752 7.06
                   ----------- --------      ----------- --------

   Total loans and
    leases          5,484,373   206,381 7.59  5,375,932   193,123 7.24
                   ----------- --------      ----------- --------

Total interest-
 earning assets     7,037,801  $243,150 6.97  6,692,150  $220,413 6.64
                               --------                  --------
Allowance for loan
 and lease losses     (62,690)                  (56,782)
Other non-earning
 assets             1,223,407                 1,069,962
                   -----------               -----------

      Total assets $8,198,518                $7,705,330
                   ===========               ===========

Liabilities
Deposits:
    Interest-
     bearing
     demand        $2,104,997   $32,864 3.15 $1,785,276   $22,860 2.58
    Savings           464,889     2,053 0.89    488,820     1,946 0.80
    Time            2,481,568    56,686 4.61  2,312,000    44,314 3.87
Short-term
 borrowings           352,302     7,772 4.45    298,817     5,688 3.84
FHLB borrowings       487,468     9,129 3.78    659,285    13,012 3.98
Long-term debt        222,159     6,583 5.98    192,849     5,588 5.84
                   ----------- --------      ----------- --------

Total interest-
 bearing
 liabilities        6,113,383  $115,087 3.80  5,737,047   $93,408 3.28
                               --------                  --------
Demand deposits       905,971                   923,525
Other liabilities     236,691                   217,293
                   -----------               -----------

      Total
       liabilities  7,256,045                 6,877,865

Equity                942,473                   827,465
                   -----------               -----------

Total liabilities
 & shareholders'
 equity            $8,198,518                $7,705,330
                   ===========               ===========

Net interest
 income / yield on
 average earning
 assets                        $128,063 3.67             $127,005 3.83
                               ========                  ========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

                                     June 30,  December 31,  June 30,
                                       2007        2006        2006
                                    ---------- ------------ ----------
                                              (in thousands)
Commercial, financial, and
 agricultural                       $1,090,241     $978,522   $948,068
Real estate - construction           1,069,309    1,064,452  1,075,954
Real estate secured - residential    1,206,891    1,147,741  1,476,250
Real estate secured - commercial     1,559,283    1,577,534  1,558,151
Consumer                               297,429      313,848    317,115
Leases                                 351,705      478,900    368,321
                                    ---------- ------------ ----------
    Total loans and leases          $5,574,858   $5,560,997 $5,743,859
                                    ========== ============ ==========

    CONTACT: Susquehanna Bancshares, Inc.
             Abram G. Koser, Vice President, Investor Relations
             717-625-6305
             ir@susquehanna.net